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EXHIBIT 5.1

                                  Law office of
                                Warren J. Soloski
                           A Professional Corporation
                       11300 West Olympic Blvd. Suite 800
                              Los Angeles, CA 90064



June 1, 2002


Biodiesel Industries Inc.
4825 North Sloan Lane
Las Vegas, Nevada, 891115


        Re: Registration Statement on Form SB-2 re 8,116,941 Shares of
            Common Stock (Registration No: XXXXXXXXXXX)

Ladies and Gentlemen:

         We have acted as counsel to Biodiesel Industries, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement to which this opinion is an Exhibit (the "Registration Statement") with respect to the offer and sale of up to an aggregate of 4,000,000 shares of the Company's Common Stock, $.001 par value per share (the "Shares") as described in the Registration Statement and the re-offer and sale of 4,116,941 previously issued and outstanding shares.

         We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copied documents, and except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so.

         Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that the 4,000,000 Shares to be issued by the Company have been duly authorized and reserved and when issued upon payment will be validly issued, fully paid and non-assessable and the 4,116,941 re-offer shares were previously duly authorized and validly issued and non-assessable.

         This opinion is limited to the laws of the State of Delaware, and federal law as in effect on the date hereof, exclusive of state securities and blue sky laws, rules and regulations, and to all facts as they presently exist.



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         We hereby consent to the use of our name under the caption "Legal
Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,
Warren J. Soloski, A Professional Corporation



/s/ Warren J. Soloski
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By Warren J. Soloski, President